SHARE PURCHASE AGREEMENT
PERJANJIAN JUAL BELI SAHAM

BETWEEN
ANTARA

EDWIN WITARSA, HENFUL, ERIC WIBOWO, PT. ADELYUS ANUGERAH ABADI

AND
DAN

KINERJAPAY CORP

This Share Purchase Agreement is made on Friday, dated 31st August, 2018.

BETWEEN:

1. Edwin Witarsa ("**Edwin**"), Henful ("**Henful**"), Eric Wibowo ("**Eric**"), and PT. Adelyus Anugerah Abadi ("**PT. AAA**"); individually as a "**Seller**", and collectively as "**Sellers**".

2. **KinerjaPay Corp,** a company organized under the laws of United States of America, hereinafter as a **"Buyer".**

hereinafter Sellers and Buyer individually referred to as the "**Party**" and collectively referred to as the "**Parties**".

RECITALS:

A. The Sellers has **18,000,000 (eighteen million)** shares or 100% (one hundred percent) of the total issued shares ("**Sale Shares**") at PT. Kinerja Indonesia, a limited liability company established legally under the laws of the Republic of Indonesia, domiciled in Medan, Indonesia (hereinafter referred to as "**the Company**").

B. The Sellers has agreed to sell all of its shares to the Buyer and the Buyer has agreed to buy Sale Shares in

Perjanjian Jual Beli Saham Ini dibuat pada hari Jumat, tanggal 31 Agustus 2018.

ANTARA:

1. Edwin Witarsa ("**Edwin**"), Henful ("**Henful**"), Eric Wibowo ("**Eric**"), dan PT. Adelyus Anugerah Abadi ("**PT. AAA**"); secara masing-masing disebut sebagai "**Penjual**", dan secara bersama-sama disebut sebagai "**Para Penjual**".

2. **KinerjaPay Corp**, suatu perusahaan yang didirikan berdasarkan hukum Amerika Serikat, dalam hal ini disebut sebagai "**Pembeli**".

Selanjutnya Pembeli dan Para Penjual masing-masing disebut sebagai "**Pihak**", secara bersama-sama disebut sebagai "**Para Pihak**".

MENIMBANG:

A. Para Penjual memiliki **18.000.000 (delapan belas juta)** saham atau 100% (seratus persen) dari total saham yang dikeluarkan ("**Saham yang Dijual**") pada PT. Kinerja Indonesia, suatu perseroan terbatas yang didirikan secara sah berdasarkan hukum Negara Republik Indonesia, berdomisili di Medan, Indonesia (untuk selanjutnya disebut sebagai "**Perseroan**").

B. Para Penjual telah sepakat untuk menjual seluruh sahamnya kepada Pembeli dan Pembeli telah sepakat untuk membeli Saham yang Dijual

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accordance with the terms and conditions of this Agreement.

sesuai dengan persyaratan dan ketentuan dari Perjanjian ini.

C. The Parties agree that with the signing of this Agreement, the Service Agreement dated 20 February 2016 will be expires and is null and void.

C. Para Pihak sepakat bahwa dengan ditandatanganinya Perjanjian ini mengakibatkan Service Agreement tertanggal 20 Ferbuari 2016 berakhir dan batal secara hukum.

In consideration of the foregoing, the Parties have agreed to regulate their relationship in accordance with the terms and conditions set forth herein.

Dengan mempertimbangkan hal-hal tersebut diatas, Para Pihak telah menyetujui untuk mengatur hubungan antara Para Pihak sesuai dengan syarat-syarat dan ketentuan-ketentuan sebagaimana dituangkan dalam Perjanjian ini.

THE PARTIES AGREE as follows:

PARA PIHAK MENYETUJUI hal-hal sebagai berikut:

ARTICLE 1
SALE AND PURCHASE OF SALE SHARES

PASAL 1
PENJUALAN DAN PEMBELIAN SAHAM YANG DIJUAL

1.1. Subject to the terms and conditions of this Agreement, the Sellers hereby sells and transfers to the Buyer and the Buyer hereby purchase from the Sellers the Sale Shares for the priced referred to Article 2.1.

1.1. Tunduk pada syarat dan ketentuan Perjanjian ini, Para Penjual dengan ini menjual dan mengalihkan kepada Pembeli dan Pembeli dengan ini membeli dari Para Penjual Saham yang Dijual dengan harga sebagaimana dimaksud dalam Pasal 2.1.

1.2. Each of the Sale Shares is sold and transferred to the Buyer with immediate effect and with the following conditions:

a. Free from and clear of all charges, liens, pledges, options, security interests, and other adverse third party rights and otherwise unencumbered; and

1.2. Setiap Saham yang Dijual dan dialihkan kepada Pembeli dengan berlaku secara seketika dan dengan ketentuan-ketentuan sebagai berikut:

a. Bebas dari dan bersih dari semua biaya-biaya, hak gadai, gadai, opsi-opsi, kepentingan jaminan, dan hak-hak pihak ketiga yang

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b. Together with all rights now attached or attaching and including the right to all dividents or distributions declared but unpaid at the time of the signing of this Agreement.

merugikan lainnya dan sebaliknya tidak terbebani; dan

b. Bersama-sama dengan semua hak yang sekarang dilekatkan atau melekat dan termasuk hak untuk semua deviden atau distribusi dinyatakan namun belum dibayar pada saat penandatanganan Perjanjian ini.

1.3. With the termination of Service Agreement dated February 20, 2016, The Buyer is obliged to distribute the shares of KinerjaPay Corp ("KPAY") amounting to 1,333,333 (one million three hundred thirty three thousand three hundred thirty three) shares to the Sellers.

1.3. Dengan berakhirnya perjanjian service agreement tertanggal 20 Februari 2016, maka pihak Pembeli wajib mendistribusikan saham KinerjaPay Corp ("KPAY") sebanyak 1.333.333 (satu juta tiga ratus tiga puluh tiga ribu tiga ratus tiga puluh tiga) lembar kepada Para Penjual.

ARTICLE 2
PURCHASE PRICE

2.1. The total consideration for the acquisition by Buyer of the Sale Shares is USD 1,200,000 (One million two hundred thousand United States Dollar) that will be paid by the Buyer periodically and based on the proportionate Sale Sahres by each Seller as follows:
September 2018 → USD 60,000.00
October 2018 → USD 70,000.00
November 2018 → USD 80,000.00
December 2018 → USD 90,000.00
January 2019 → USD 100,000.00
February 2019 → USD 100,000.00
March 2019 → USD 100,000.00
April 2019 → USD 120,000.00
May 2019 → USD 120,000.00
June 2019 → USD 120,000.00

PASAL 2
HARGA PEMBELIAN

2.1. Total harga pembelian untuk pengambilalihan oleh Pembeli atas Saham yang Dijual adalah USD 1,200,000 (satu juta dua ratus ribu Dolar Amerika Serikat) yang akan dibayarkan oleh Pembeli secara berkala dan berdasarkan proporsional kepemilikan Saham yang Dijual oleh masing-masing Penjual sebagai berikut:
September 2018 → USD 60,000.00
Oktober 2018 → USD 70,000.00
November 2018 → USD 80,000.00
Desember 2018 → USD 90,000.00
Januari 2019 → USD 100,000.00
Februari 2019 → USD 100,000.00
Maret 2019 → USD 100,000.00
April 2019 → USD 120,000.00

July 2019 → USD 120,000.00
August 2019 → 120,000.00
("**Closing Date**")

2.2. Until the Closing Date for the payment has been fulfilled, the Sale Shares will remain on behalf of the Sellers with the terms and conditions stated in Article 4 of this Agreement.

2.3. Subject to the fulfillment of the conditions to completion referred to Article 3, the Sellers hereby sell and transfer the Sale Shares with good and valid title to Buyer and free from all encumbrances and Buyer shall purchase the Sale Shares from the Sellers.

ARTICLE 3
COMPLETION

3.1 The completion of acquisition of Sale Shares by Buyer shall be subject to the satisfactory fulfillment of each of the conditions set out below:

a. Execution of this Agreement as then notarized;
b. Written receipt by the Sellers from the Buyer of the Consideration set out in Article 2.1 above.

Mei 2019 → USD 120,000.00
Juni 2019 → USD 120,000.00
Juli 2019 → USD 120,000.00
Agustus 2019 → 120,000.00
("**Tanggal Penutupan**")

2.2. Sampai dengan Tanggal Penutupan untuk pembayaran tersebut telah terpenuhi, Saham yang Dijual akan tetap atas nama Para Penjual dengan syarat dan ketentuan tercantum pada Pasal 4 Perjanjian ini.

2.3. Tunduk pada pemenuhan ketentuan untuk penyelesaian sebagaimana dimaksud dalam Pasal 3, Para Penjual dengan ini menjual dan mengalihkan Saham yang Dijual dengan itikad yang baik dan berlaku untuk pembeli dan bebas dari segala penjaminan dan Pembeli akan membeli Saham yang Dijual dari Penjual.

PASAL 3
PENYELESAIAN

3.1. Penyelesaian Pengambilalihan Saham yang Dijual oleh Pembeli harus tunduk pada pemenuhan setiap ketentuan yang diatur dibawah ini:

a. Penandatanganan dari Perjanjian ini yang kemudian dibuat dalam format akta notaris pada saat pelunasan pembayaran sebagaimana tercantum pada Pasal 2.1 telah terpenuhi,
b. Tanda terima tertulis oleh Para Penjual dari Pembeli terhadap harga Pembelian yang tercantum di dalam Pasal 2.1 di atas.

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ARTICLE 4
NEGATIVE COVENANTS

Except those expressly permitted under this Agreement, up to the Closing Date and as long as each Number of Sale Shares has not paid off, it shall not do or agree to do or cause any of the following things to be done, without the prior written consent of Buyer:

(a) alter or amend the articles of association of the Company;

(b) cease, suspend or abandon the whole or any part of the Company's business;

(c) dispose of, separate, spin-off or reorganize the whole or any part of the Company's business;

(d) amalgamate, consolidate or merge the whole or any part of the Company's business with other businesses;

(e) acquire any other business by the Company;

(f) negotiate or enter into any partnership, joint venture or other profit or dividend sharing arrangements by the Company;

(g) change the nature or scope of business of the Company or diversify into new business activities;

PASAL 4
HAL-HAL YANG TIDAK BOLEH DILAKUKAN

Kecuali yang secara tegas diperbolehkan berdasarkan Perjanjian ini, sampai dengan Tanggal Penutupan dan selama setiap Jumlah Saham yang Dijual belum lunas, Para Penjual berjanji tidak akan melakukan atau menyetujui untuk melakukan atau menyebabkan dilaksanakannya hal-hal sebagai berikut, tanpa adanya persetujuan tertulis terlebih dahulu dari Pembeli:

(a) mengganti atau merubah anggaran dasar Perseroan;

(b) menghentikan, menangguhkan atau meninggalkan baik sebagian maupun seluruh usaha Perseroan;

(c) membuang, membagi, memisahkan atau melakukan reorganisasi atas seluruh atau sebagian dari usaha Perseroan;

(d) menyatukan, menggabungkan atau melebur seluruh atau sebagian dari usaha Perseroan dengan usaha lainnya;

(e) mengambil alih usaha lainnya oleh Perseroan;

(f) melakukan perundingan atau masuk ke dalam kemitraan, usaha patungan atau pembagian keuntungan atau dividen lainnya oleh Perseroan;

(g) melakukan perubahan atas usaha Perseroan atau penganekaragaman

usaha Perseroan pada kegiatan usaha baru;

(h) undertake any transaction outside of the ordinary course of business of the Company;

(h) melakukan transaksi di luar usaha Perseroan;

(i) cause the Company to borrow money or other property or increase borrowing or amend existing borrowing arrangements thereof;

(i) menyebabkan Perseroan meminjam sejumlah uang atau harta lainnya atau menaikan jumlah pinjaman atau mengubah pengaturan mengenai pinjaman yang ada;

(j) cause the Company to loan money or property or provide any credit to any Person;

(j) menyebabkan Perseroan untuk meminjamkan uang atau harta lainnya atau menyediakan kredit bagi Entitas lainnya;

(k) undertake any negotiation or execution of or agreement to any arrangement under which the Company enters into any guarantee, indemnity or suretyship for any of the liabilities or the solvency of any third party or any similar obligation;

(k) melakukan setiap perundingan atau pelaksanaan dari atau persetujuan atas transaksi yang mengatur bahwa Perseroan menjadi penanggung, pengganti kerugian atau penjamin untuk tanggung jawab dan kemampuan membayar dari pihak ketiga ataupun kewajiban lain yang memiliki persamaan dengan itu;

(l) change the Company's capital structure including but not limited to any variation in the Company's authorized or issued share capital or the rights attached to any class of shares or a change in shareholders;

(l) merubah struktur permodalan Perseroan termasuk namun tidak terbatas kepada perubahan apapun dalam modal dasar dan ditempatkan Perseroan atau hak-hak yang melekat pada saham kelas apapun atau merubah susunan pemegang saham;

(m) issue any debt by the Company which is convertible into equity in the Company;

(m) menerbitkan utang bagi Perseroan yang dikompensasikan menjadi setoran saham dalam Perseroan;

(n) make or incur or agree to make or incur any capital expenditure by the Company;

(n) membuat atau menimbulkan atau menyetujui untuk membuat atau

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menimbulkan pengeluaran modal oleh Perseroan;

(o) receive or retain any money from the Company including but not limited to any form of dividend, distribution, fee, bonus, honorarium, salary in whatever name or form;

(o) menerima atau menahan uang dari Perseroan termasuk namun tidak terbatas dalam bentuk dividen, distribusi, biaya, bonus, honorarium, gaji dalam nama dan bentuk apapun;

(p) make changes in the remuneration of members of the board of directors or board of commissioners of the Company;

(p) membuat perubahan dalam kompensasi anggota direksi atau dewan komisaris Perseroan;

(q) list the Company's shares on any stock exchange;

(q) mendaftarkan saham Perseroan dalam bursa efek manapun;

(r) appoint or dismiss a member of the board of directors or the board of commissioners of the Company;

(r) mengangkat atau memberhentikan anggota dari dewan direksi atau dewan komisaris di Perseroan;

(s) other than in accordance with this Agreement, pass a shareholders resolution or cause the approval of a shareholders resolution of the Company;

(s) selain yang berhubungan dengan Perjanjian ini, mengeluarkan keputusan pemegang saham atau menyebabkan persetujuan rapat umum pemegang saham dari Perseroan;

(t) cause the Company to amend or discontinue or void any insurance policies;

(t) menyebabkan Perseroan untuk merubah atau menghentikan atau membatalkan kebijakan asuransi manapun;

(u) cause the Company to start or compromise any litigation or arbitration proceedings other than routine debt collection actions;

(u) menyebabkan Perseroan untuk memulai atau mengadakan penyelesaian dalam litigasi atau perkara arbitrase selain dari tindakan penagihan hutang berkala;

(v) appoint any Person as an authorized signatory of the Company for any bank accounts;

(v) menunjuk Entitas manapun sebagai yang berwenang untuk menandatangani instruksi atas rekening bank dari Perseroan;

(w) approve of the Company's budgets (including annual and any supplementary budgets), strategic business plans and financial projections;

(w) menyetujui anggaran (termasuk anggaran tahunan dan setiap anggaran tambahan), perencanaan bisnis strategis dan proyeksi keuangan Perseroan;

(x) enter into any contract, plan or arrangement which provides for any participation in the income and/or profits and/or dividends of the Company and any profit sharing arrangement with, or share incentive or other incentive scheme for, employees of the Company (whether paid by the Company or any other Person);

(x) mengikatkan Perseroan pada kontrak, rencana atau transaksi yang mengatur tentang partisipasi terhadap pemasukan dan/atau keuntungan dan/atau dividen Perseroan dengan karyawan Perseroan dan yang mengatur tentang bagi hasil dengan atau insentif saham atau skema insentif lain bagi karyawan Perseroan (baik dibayarkan oleh Perseroan Entitas lain);

(y) cause the incorporation of any direct or indirect subsidiaries of the Company;

(y) menyebabkan pendirian anak perusahaan dari Perseroan, baik secara langsung maupun tidak langsung;

(z) enter into any transaction of any nature whatever between the Company and any related party other than the transactions contemplated in this Agreement and any other Transaction Documents and any of the documents and agreements related thereto; and

(z) mengikatkan diri pada setiap transaksi yang bersifat apapun antara Perseroan dengan pihak terkait lainnya selain dari transaksi yang dimaksud dalam Perjanjian ini dan Dokumen Transaksi lainnya dan dokumen dan perjanjian-perjanjian terkait dengannya; dan

(ab) raise or obtain funds from third party sources or from the shareholders whether by the Company incur debt, issue shares or otherwise.

(ab) meningkatkan atau mendapatkan sumber pendanaan dari pihak ketiga atau dari pemegang saham baik melalui Perseroan berhutang, penerbitan saham atau melalui tindakan lainnya.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES

5.1 The Sellers represent and warrant to the Buyer as follows:

a. That the Sellers is the legal owner of the relevant Shares which are free and clear of all liens, charges, and encumbrances; no person has any agreement, option, warrants, call, commitment or right capable of becoming an agreement or option for the purchase from the Company or the Sellers of any of the Shares or any un-issued shares of the Company;
b. That each of the Shares has been duly issued and fully paid up;
c. That the Sellers is fully entitled to sell, transfer, and deliver the Shares;
d. That the Sellers has good and sufficient power, authority and right to enter into and deliver this Agreement;
e. That the relevant Shareholders of the company has irrevocably waived its pre-emptive right to purchase or otherwise acquire for the Shares as required under the provisions of article os association of the Company.

PASAL 5
PERNYATAAN DAN JAMINAN

5.1. Para Penjual menyatakan dan menjamin kepada Pembeli sebagai berikut:

a. bahwa Para Penjual adalah pemilik yang sah atas Saham yang Dijual terkait yang bebas dan bersih dari semua hak gadai, biaya dan sitaan; tidak ada Pihak yang memiliki perjanjian, jaminan, panggilan, komitmen atau hak yang mampu menjadi kesepakatan atau pilihan untuk pembelian dari Perseroan atau Penjual dari salah satu Saham yang Dijual atau Saham yang tidak diterbitkan dalam Perseroan;
b. Bahwa tiap Saham yang Dijual sudah benar diterbitkan dan disetor secara penuh;
c. Bahwa Para Penjual memiliki hak penuh untuk menjual, memindahkan dan melepaskan Saham yang Dijual;
d. Bahwa Para Penjual memiliki kekuasaan yang baik dan cukup, wewenang dan hak untuk menandatanganani dan menyampaikan Perjanjian ini;
e. Bahwa pemegang saham dari Perusahaan secara tidak dapat ditarik kembali melepaskan hak yang didahulukan untuk membeli atau sebaliknya memperoleh Saham yang Dijual sebagaimana disyaratkan berdasarkan peraturan anggaran dasar Perseroan.

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5.2 The representations and warranties of the Sellers set forth in Article 5.1 shall survive the sale and purchase of the Shares herein provide for.

5.2. Pernyataan dan jaminan dari Para Penjual yang diatur dalam Pasal 4.1 akan melanjutkan penjualan dan pembelian Saham yang Dijual pada perjanjian ini.

5.3 The Buyer represents and warrants on its own behalf only to the Sellers that it has good and sufficient power, authority and right to enter into this Agreement.

5.3. Pembeli menyatakan dan menjamin atas nama sendiri hanya untuk Para Penjual bahwa ia memiliki kekuasaan yang baik dan cukup, wewenang dan hak untuk menandatangani Perjanjian ini.

5.4 The Parties agree that the assets of the Company beyond those contained in Appendix 1 to this Agreement are not included as objects of sale and purchase under this Agreement. For assets not listed in this agreement, the seller will settle / process them before the closing date.

5.4 Para Pihak sepakat bahwa asset-asset Perseroan di luar yang terdapat dalam Lampiran 1 Perjanjian ini tidak termasuk sebagai objek jual beli dalam Perjanjian ini. Untuk aset-aset yang tidak tercantum dalam perjanjian ini maka akan diselesaikan/diproses oleh pihak penjual sebelum tanggal penutupan.

5.5 Indemnification by Seller. Seller shall indemnify and hold harmless the Buyer and The Company from and against all damages, losses, calims, actions, proceedings, judgments, liabilities, cost, and expenses suffered or paid by the Buyer as a result of or arising out of any breach of Seller for debts that arise before the signing of this Agreement.

5.5 **Ganti Rugi oleh Penjual.** Penjual akan mengganti rugi dan membebaskan Pembeli dan Perseroan dari dan terhadap semua kerusakan, kerugian, klaim, tindakan, proses hukum, putusan, tanggung jawab, biaya dan pengeluaran yang diderita atau dibayar oleh Pembeli sebagai akibat dari atau yang muncul dari setiap pelanggaran oleh Penjual terhadap hutang-hutang Perseroan yang timbul sebelum Perjanjian ini ditandatangani.

Sellers Buyer

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ARTICLE 6
CONFIDENTIALITY

Each Party undertakes with each of the other Parties that it shall treat as strictly confidential all information received or obtained by it or its employees, agents, or adviser as a result of entering into or performing this Agreement including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of any other Party and that it shall not at any time hereafter make use of or disclose or divulge to any person any such information and shall use best endeavours to prevent the publication or disclosure of any such information, unless required otherwise by applicable laws.

PASAL 6
KERAHASIAAN

Setiap Pihak menjamin dengan masing-masing Pihak lain bahwa Perjanjian ini harus bersifat rahasia dan semua informasi yang diterima atau diperbolehnya atau karyawannya, agen atau penasihat sebagai akibat dari menandatangani atau melaksanakan Perjanjian ini termasuk informasi yang berkaitan dengan ketentuan Perjanjian ini, negosiasi yang mengarah ke Perjanjian ini, subjek Perjanjian ini atau bisnis atau urusan Pihak lain dan bahwa itu akan tidak setiap saat selanjutnya memanfaatkan atau mengungkapkan atau membocorkan kepada orang informasi tersebut dan akan berupaya untuk mencegah publikasi atau pengungkapan setiap informasi tersebut, kecuali diperlukan lain oleh hukum yang berlaku.

ARTICLE 7
ASSIGNMENT

This Agreement shall be binding upon and shall benefit the respective successors and assigns of the Parties hereto. No Party shall have any right to assign or transfer its rights and/or obligations hereunder except with the prior written consent of the other Party.

PASAL 7
PENGALIHAN

Perjanjian ini akan mengikat dan akan bermanfaat bagi masing-masing penerus dan penerima pengalihan dari Para Pihak. Para Pihak tidak akan memiliki hak untuk menunjuk atau mengalihkan hak-hak dan/atau kewajiban-kewajibannya berdasarkan Perjanjian ini kecuali dengan persetujuan tertulis terlebih dahulu dari Pihak lain.

CLAUSE 8
LANGUAGE

This Agreement shall be conducted in two languages, Indonesian and English, which shall have the same legal and legally binding force as a treaty.

PASAL 8
BAHASA

Perjanjian ini dilaksanakan dalam dua bahasa, bahasa Indonesia dan bahasa Inggris, yang mana, akan memiliki kekuatan hukum yang sama dan mengikat secara sah sebagai suatu perjanjian.

Sellers Buyer

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ARTICLE 9
GOVERNING LAW

This Agreement shall be governed by, and shall be construed in accordance with the laws of the Republic of Indonesia.

ARTICLE 10
NOTICES

10.1 Any notice or communication hereunder shall be in writing and either personally delivered or recognized express delivery courier or certified or registered mail, prepaid and return receipt requested, addressed to the other Party at its address specified herein, or at such other address designated in a subsequent notice. All notices shall be in English or Indonesian, effective upon receipt.

SELLERS
ADDRESS: Jl. Multatuli No. 8A, Medan Indonesia

BUYER
ADDRESS: 40 Wall Street, 28th Floor
New York, NY 10005

ARTICLE 11
DISPUTE RESOLUTION

11.1 Any and all disputes, controversies, and conflicts between the Parties in connection with this Agreement shall, so far as is possible, be settled amicably between the Parties.

PASAL 9
HUKUM YANG BERLAKU

Perjanjian ini didasarkan dan ditafsirkan sesuai dengan hukum negara Republik Indonesia.

PASAL 10
PEMBERITAHUAN

10.1 Setiap pemberitahuan atau komunikasi dibuat dalam bentu tertulis baik disampaikan secara pribadi maupun kurir pengantar kilat atau sah maupun dengan surat tercatat, dibayar dimuka dan pengembalian tanda terima dimintakan, ditujukan kepada Pihak lainnya pada alamat yang ditentukan dalam Perjanjian ini, atau pada alamat lain yang disebutkan dalam pemberitahuan selanjutnya. Semua pemberitahuan dalam bahasa inggris atau bahasa Indonesia, berlaku efektif terhadap tanda terima.

PARA PENJUAL
ALAMAT: Jl. Multatuli No. 8A, Medan Indonesia

PEMBELI
ALAMAT: 40 Wall Street, 28th Floor
New York, NY 10005

PASAL 11
PENYELESAIAN SENGKETA

11.1. Setiap dan semua perselisihan, kontroversi, dan konflik antara Para Pihak sehubungan dengan perjanjian ini akan, sejauh masih mungkin, harus diselesaikan secara damai antara Para

Pihak.

11.2 In the event of a failure in an amicable settlement, any and all disputes, controversies, claims and conflicts arising out of or in connection with this Agreement or its performance, including disputes in terms of their validity, conclusions, binding effects, violations, changes, expiry and termination, must be settled by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Center ("SIAC Rules") which currently apply when the arbitration process begins. The Tribunal must consist of 1 (one) arbitrator and the language of arbitration must be in English.

11.2. dalam hal terjadi kegagalan dalam penyelesaian secara damai tersebut, maka setiap dan semua perselisihan, kontroversi, klaim dan konflik yang timbul dari atau sehubungan dengan Perjanjian ini atau kinerjanya, termasuk seungketa dalam hal keabsahannya, kesimpulan, efek mengikat, pelanggaran, perubahan, kedaluwarsa dan pengakhiran, harus diselesaikan oleh arbiterasi di Singapura sesuai dengan Peraturan Arbiterase dari Singapura International Arbitration Centre ("SIAC Rules") yang untuk saat ini berlaku ketika proses arbitrase dimulai. Majelis harus terdiri dari 1 arbiter. Bahasa arbitrase harus dalam bahasa Inggris.

11.3 The arbitral award made and granted by the tribunal shall be final, binding, and incontestable upon the Parties.

11.3. Putusan arbitrase dibuat dan diberikan oleh Majelis bersifat final, mengikat dan tidak dapat disangkal oleh Para Pihak.

ARTICLE 12
FURTHER ASSURANCE

The Parties shall do and execute or procure to be done and executed all such further acts, deeds, things, and documents as may be necessary to give effect to the terms of this Agreement.

PASAL 12
JAMINAN LEBIH LANJUT

Para Pihak akan melakukan dan melaksanakan atau mengupayakan untuk dilakukan dan dilaksanakan semua tindakan lebih lanjut, perbuatan, hal dan dokumen yang diperlukan untuk menyempurnakan ketentuan-ketentuan dalam Perjanjian ini.

Sellers Buyer

Initials (*Paraf*)

ARTICLE 13
MISCELLANEOUS

Other matters which may arise and which are not covered as well as changes by this Agreement shall be further agreed in writing and signed by authorized signor of each Party and shall be considered as an integral and binding part of this Agreement.

PASAL 13
LAIN-LAIN

Hal-hal yang mungkin timbul dan tidak tercakup begitu pula dengan perubahan-perubahan dalam Perjanjian ini disepakati lebih lanjut dalam bentuk tertulis dan ditandatangani oleh penandatangan yang berwenang atas masing-masing Pihak dan dianggap sebagai bagian yang tak terpisahkan dan mengikat dari Perjanjian ini.

IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DEMIKIAN Para Pihak telah menandatangani Perjanjian ini pada hari dan tahun tertulis pertama di atas.

Sellers/ Para Penjual

By ______________________

METERAI TEMPEL C6066AFF201280112 6000 ENAM RIBU RUPIAH

Name & Title: EDWIN WITARSA.

By ______________________

Name & Title: DENY RAHARDJO

By ______________________

Name & Title: Mr. YENFUL

By ______________________

Name & Title: MR ERIC WIBOWO

Buyer/ Pembeli

By ______________________

Name & Title: EDWIN WITARSA, CEO

By ______________________

Name & Title: WINDY JOHAN, CFO

Sellers Buyer

Initials (*Paraf*)